Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SIGNS DEFINITIVE AGREEMENTS TO ACQUIRE

FIVE HOSPITALS AND THREE NURSING AND REHABILITATION CENTERS

IN GROWING SOUTHERN CALIFORNIA AND DALLAS-FORT WORTH

CLUSTER MARKETS

LOUISVILLE, Ky. (August 24, 2010) – Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that its subsidiaries have signed a definitive agreement to acquire five long-term acute care (“LTAC”) hospitals from Vista Healthcare, LLC (“Vista”) for a purchase price of $180 million in cash.

Vista operates four freestanding hospitals and one hospital-in-hospital with a total of 250 beds all located in southern California. The assets being acquired currently generate annualized revenues of approximately $150 million and earnings before interest, income taxes, depreciation and amortization of approximately $27 million. The Company is not acquiring the working capital of Vista or assuming any of its liabilities. All of the Vista hospitals are leased. The Company expects to finance the transaction with proceeds from its revolving credit facility.

The Vista transaction is subject to several regulatory approvals and other conditions to closing, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. The Vista transaction is expected to close in the fourth quarter of 2010.

The Company also announced that its subsidiaries have signed a definitive agreement to acquire three recently constructed nursing and rehabilitation centers in the Dallas-Fort Worth market for a purchase price of $38 million in cash. The Company currently operates six hospitals and is developing a co-located hospital-based subacute unit in the Dallas-Fort Worth market. In addition, the Company announced that it intends to develop two of these three nursing centers into transitional care centers, focused on short-term rehabilitation and medically complex patients, and add a transitional care unit to the third nursing center. The Company expects to finance this transaction with proceeds from its revolving credit facility.

These three owned nursing and rehabilitation centers have a total of 405 beds and currently generate annualized revenues of approximately $24 million and earnings before interest, income taxes, depreciation and amortization of approximately $3 million. The Company is acquiring the real estate associated with these nursing and rehabilitation centers but is not acquiring working capital or assuming any liabilities. The transaction is subject to several regulatory approvals and other conditions to closing and is expected to close by the end of the third quarter of 2010.

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680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300    www.kindredhealthcare.com

Within the first year following the closing of these transactions, the Company expects to incur certain transition costs that are expected to range from $6 million to $8 million. Excluding these costs, the Company expects that these transactions will be slightly accretive to earnings in 2010 and $0.17 to $0.22 per diluted share accretive to earnings upon completion of the integration process. The Company’s estimate of earnings accretion includes the expected negative impact of refinancing its current $500 million revolving credit facility, including both its existing indebtedness and the amounts used to finance these transactions. The Company expects to complete the refinancing in the fourth quarter of 2010.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented that “We view the Vista transaction as a great opportunity to meet the growing demand for our services in southern California and expand our hospital operations. The Vista hospitals provide high quality services and care for patients with high acuity levels. The Vista hospitals also provide several clinical service offerings not currently available in our area hospitals providing us with an opportunity to expand our clinical services as well as attract more commercial and managed care business.”

Ara Tavitian, M.D., President and Chief Executive Officer of Vista, said, “The dedication and efforts of our management team, including Marc C. Ferrell, J. Vartan Hovsepian and Marc A. Furstman, and our staff have enabled us to make Vista a high quality provider of healthcare. We are excited about joining our operations with Kindred and believe that our combined strengths will promote expanded services and clinical programs that will better serve our patients and their families. Kindred also offers our employees the ability to expand their opportunities with a proven and dynamic healthcare provider. We look forward to integrating our operations with Kindred and to the continued growth and development of our combined services.”

Mr. Diaz further commented, “We are excited to have these new employees join our organization and believe they bring resources and expertise that will complement our existing operations and local teams. These transactions also will provide our new colleagues with additional opportunities for professional growth and development.”

Mr. Diaz continued that, “We continue to seek opportunities to expand our continuum of post-acute care services in our key cluster markets to support the growing interest among public and private payors for integrated care. The Vista transaction adds five quality hospitals to our southern California cluster market. The nursing and rehabilitation center transaction offers us the opportunity to acquire three relatively new, owned facilities and develop them into transitional care centers to complement our existing hospital services in the Dallas-Fort Worth cluster market, where we currently operate six hospitals. This transaction also allows us to continue to add to our owned real property base. By expanding our continuum of post-acute care services and clinical expertise, these acquisitions will allow us to better serve the needs of patients, families, physicians and payors of healthcare in these markets. Finally, these transactions reflect our continued confidence in our strategic plan and the strength of our core operations to grow in a challenging healthcare environment.”

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Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, development opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies, economies of scale and product or service line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the receipt of all required regulatory approvals and the satisfaction of closing conditions to the transactions discussed above, (b) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, for the Vista transaction, (c) the Company’s ability to integrate the operations of the acquired hospitals and nursing centers and realize the anticipated revenues, economies of scale, cost synergies and productivity gains, (d) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (e) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (f) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (g) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (h) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (i) failure of the Company’s facilities to meet applicable licensure and certification requirements, (j) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (k) the Company’s ability to meet its rental and debt service obligations, (l) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (m) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (n) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (o) the Company’s ability to control costs, particularly labor and employee benefit costs, (p) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (q) the Company’s ability to attract and retain key executives and other healthcare personnel, (r) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (s) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims, (t) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (u) the Company’s ability to successfully dispose of unprofitable facilities, (v) events or circumstances which could result in impairment of an asset or other charges, (w) changes in generally accepted accounting principles or practices, and (x) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.2 billion and approximately 53,500 employees in 40 states. At June 30, 2010, Kindred through its subsidiaries provided healthcare services in 633 locations, including 83 long-term acute care hospitals, 223 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 327 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies in 2009 and 2010, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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